Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of the reference to us under the headings “Ongoing Arrangements To Make Portfolio Holdings Available” and “Independent Registered Public Accounting Firm” relating to RS Equity Dividend VIP Series in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
July 19, 2007